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                        TRANSWORLD HOME HEALTHCARE, INC.
                               75 TERMINAL AVENUE
                             CLARK, NEW JERSEY 07066


                                                                  March 26, 1997

Health Management, Inc.
1371-A Abbott Court
Buffalo Grove, Illinois 60089

Ladies and Gentlemen:

                  Reference is made to the Agreement and Plan of Merger, dated as of November 13, 1996, as amended by letter agreements, dated November 27, 1996, December 12, 1996, December 23, 1996, January 10, 1997 and January 13, 1997, among Transworld Home HealthCare, Inc. ("Transworld"), IMH Acquisition Corp. ("Newco"), and Health Management, Inc. (the "Company") (as amended, the "Merger Agreement"). Terms defined in the Merger Agreement shall have their defined meanings herein, unless otherwise defined herein.

                  The parties have agreed that in view of the Company's publicly announced restatement of its financial statements for the quarterly periods ended July 31, 1996 and October 31, 1996, and the Company's publicly announced charge for the quarterly period ended January 31, 1997, it is appropriate to further amend the Merger Agreement, among other things, to further reduce the Merger Consideration.

                  Accordingly, the parties hereto agree as follows:

                  1. Section 1.6(b) of the Merger Agreement is hereby amended by changing the amount "$1.50" to "$0.30".

                  2. Section 7.1(e) of the Merger Agreement is hereby deleted (it being acknowledged by Transworld for purposes hereof and Section 7.3(b) of the Merger Agreement that the Company will not obtain a fairness opinion with respect to the Merger Consideration, as reduced by this amendment).

                  3. Section 7.3(b) of the Merger Agreement is hereby amended in its entirety and, as so amended, shall read as follows:

                  "The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except for changes contemplated by this Agreement and by the Disclosure Schedule, the Deferred Schedules, the Supplemental Disclosure Schedule dated January 13, 1997 and the Supplemental Disclosure Schedule dated March 26, 1997 and changes
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Health Management, Inc.
March 26, 1997
Page 2

reflecting historical facts and current trends disclosed in the Company's Quarterly Reports on Form 10-Q for the quarterly period ended January 31, 1997, on Form 10-Q/A-2 for the quarterly period ended October 31, 1996 and on Form 10-Q/A for the quarterly period ended July 31, 1996 (it being agreed, however, that (i) all descriptions therein as to the effect of Olanzapine or other antipsychotic drugs shall be deemed superseded and replaced by the description set forth in item A. of Section 3.19 of the Supplemental Disclosure Schedule dated January 13, 1997 and (ii) notwithstanding the disclosure of a current trend, a Material Adverse Effect may nevertheless be deemed to have occurred by reason of a material change in such current trend), and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date."

                  4. Section 7.3(h) of the Merger Agreement is hereby amended in its entirety and, as so amended, shall read as follows:

                  "At or prior to April 11, 1997, the Amended Stipulation of Partial Settlement of the consolidated class actions under the caption In re Health Management, Inc. Securities Litigation, Master File No. 96-CV-889 (ADS), dated December 19, 1996, shall have been further amended, in form and substance satisfactory to Transworld and Newco, to provide for the settlement of such actions for a reduced settlement amount not to exceed $4.55 million, and at or prior to the Effective Time, such Amended Stipulation of Partial Settlement, as so amended, shall have been finally approved by the United States District Court and such Court shall have entered a judgment (including a bar order) substantially in the form of Exhibit B to such Amended Stipulation and all applicable proceedings for review, appeals, and rights of appeal of such judgment (other than a proceeding or order, or any appeal or petition for a writ of certiorari, pertaining solely to any plan of allocation and/or application for attorneys' fees, costs, or expenses) shall have been exhausted or all applicable waiting periods during which any appeal or other request for review of such judgment (other than a proceeding or order, or any appeal or petition for a writ of certiorari, pertaining solely to any plan of allocation and/or application for attorneys' fees, costs, or expenses) may be made shall have expired without any appeal having been filed."

                  5. Section 7.3(k) of the Merger Agreement is hereby deleted (it being acknowledged by the Company that Transworld will not obtain an updated opinion of UBS Securities LLC as to the fairness of the consideration being paid by Transworld).
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Health Management, Inc.
March 26, 1997
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                                      * * *


                  Except to the extent amended hereby, the Merger Agreement shall remain in full force and effect and nothing herein shall affect, or be deemed to be a waiver of, the other terms and provisions of the Merger Agreement.

                  The effectiveness of this amendment shall be subject, at the option of Transworld and Newco, to the receipt by Transworld of the written consent to this amendment by the lenders (the "Banks") party to the Credit Agreement, dated as of July 31, 1996, as amended, among Transworld, the Banks and Bankers Trust Company, as agent. If the written consent of the Banks has not been obtained on or prior to April 11, 1997, then at any time thereafter Transworld may, in its sole discretion, terminate this amendment (in which case this amendment shall be null and void ab initio) and terminate the Merger Agreement.
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Health Management, Inc.
March 26, 1997
Page 4

                  If this letter correctly sets forth our understanding with respect to the foregoing matters, kindly execute and return the enclosed copy of this letter to evidence our binding agreement.

                                               Very truly yours,

                                               TRANSWORLD HOME HEALTHCARE, INC.


                                               By /s/ Robert W. Fine
                                                  ------------------------------
                                                  Name:  Robert W. Fine
                                                  Title: President


                                               IMH ACQUISITION CORP.


                                               By /s/ Robert W. Fine
                                                  ------------------------------
                                                  Name:  Robert W. Fine
                                                  Title: President


AGREED TO:

HEALTH MANAGEMENT, INC.


By /s/ Wm. James Nicol
   -------------------------------------
   Name:  Wm. James Nicol
   Title: President and Chief
          Executive Officer